As filed with the Securities and Exchange Commission on July 16, 2004
                                             Post-Effective Amendment Number One
                                                             File No. 333-105281
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ________________________________

                     Post-Effective Amendment Number One to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
 ______________________________________________________________________________
                              GlobalNet Corporation
               (Exact Name of Issuer as Specified in its Charter)

           Nevada                                       75-2863583
(State or Other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                     Identification Number)

                         18851 NE 29th Avenue, 7th Floor
                             Aventura, Florida 33180
                                 (786) 541-0200
              (Address, including zip code, and telephone number of
                          principal executive offices)

           iDial Networks, Inc. Employee Benefit and Stock Option Plan
                          (Full Title of the Agreement)

                                  Mark T. Wood
                              GlobalNet Corporation
                         18851 NE 29th Avenue, 7th Floor
                             Aventura, Florida 33180
                                 (786) 541-0200

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              James G. Smith, Esq.
                              Arthur Zagorsky, Esq.
                           Tarter Krinsky & Drogin LLP
                        470 Park Avenue South, 14th Floor
                               New York, NY 10016
                                 (212) 481-8585

                          ----------------------------

     The securities offering pursuant to this Registration Statement by GlobalNet Corporation (formerly iDial Networks, Inc.) ("GlobalNet"), has terminated. 10,000,000 shares of GlobalNet common stock reserved for issuance pursuant to this Registration Statement remain unsold. GlobalNet hereby deregisters all 10,000,000 shares of common stock reserved for issuance pursuant to the iDial Networks, Inc. Employee Benefit and Stock Option Plan, and all amendments thereto, (the "Plan"). GlobalNet is filing this Post-Effective Amendment Number One to deregister the unsold shares because no grants have ever been made under the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Number One to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aventura, State of Florida, on July 12, 2004.

       GlobalNet Corporation

        By:  /s/ MARK T. WOOD
             -----------------
             Mark T. Wood
             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number One to the Registration Statement has been signed by the following persons in the capacities indicated.


         Signatures                           Title               Date


/s/ MARK T. WOOD
----------------
Mark T. Wood                                Chairman of the     July 14, 2004
                                            Board and Chief
                                            Executive Officer
                                            (principal
                                            executive
                                            officer)

/s/ OSCAR DE LA GUARDIA
-----------------------
Oscar de la Guardia                         General Counsel,    July 14, 2004
                                            Executive Vice
                                            President and
                                            Director

/s/ DAVID HALPERN
-----------------
David Halpern                               Director            July 14, 2004



/s/ THOMAS G. SEIFERT
---------------------
Thomas G. Seifert                           Chief Financial     July 14, 2004
                                            Officer
                                            (principal
                                            accounting and
                                            financial officer)